UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 29, 2009
Enova Systems, Inc.
(Exact name of registrant as specified in its charter)

California	1-33001	95-3056150

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1560 West 190th Street,
Torrance, California		90501

(Address of principal executive		(Zip Code)
offices)
Registrant’s telephone number, including area code:                    310-527-2800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-99.1
EX-99.2
EX-99.3
EX-99.4

Item 1.01 Entry into a Material Definitive Agreement.
Enova Systems, Inc. (the “Company” or “Enova”) has agreed to sell a total of 10,347,960 shares of the Company’s common stock, no par value (“Common Stock”), at $1.00 (U.S.) per share for gross proceeds of approximately $10,347,960 (based on current exchange rates as described below) pursuant in part to a Purchase Agreement and in part to a Placing Agreement as more particularly described below.
The transactions contemplated by the Purchase Agreement and the Placing Agreement are subject to shareholder approval of the issuance of shares.
Purchase Agreement
On October 29, 2009, Enova entered into a Purchase Agreement (“Purchase Agreement”) with certain of the Special Situations Funds, Stitching Shell Pensioenfonds, Shell Contributory Pension Fund, Shell Overseas Contributory Pension Fund, a fund managed by Swiss Global Asset Management Ltd., Silicon Prairie Partners, LLP (an affiliate of one of our Directors, John Micek) and Eruca Limited (collectively, the “Investors”), pursuant to which the Investors have agreed to purchase 9,024,960 shares of Common Stock (“Investor Shares”). It is anticipated that Enova will receive $9,024,960 in gross proceeds from the offering under the Purchase Agreement.
The closing of the offering is contingent on, among other things, the approval by the shareholders of the Company of the issuance of a number of shares of Common Stock at least equal to the total of the Investor Shares and the Placing Shares (as defined below) in order to satisfy certain requirements under the NYSE Amex Rules to which the Company is subject. The closing is further conditional upon the Investor Shares having been approved for listing on the NYSE Amex (subject to official notice of issuance) and there being minimum gross proceeds of at least $8,000,000 from the sale of the Investor Shares and/or the Placing Shares.
The Purchase Agreement may be terminated (a) by consent of the parties or (b) by the Company or any Investor (with respect to itself only) if the closing has not occurred by December 31, 2009 or any of the conditions to closing are not met or waived by the appropriate party. Because the closing is subject to various conditions, there can be no assurance that the closing will occur.
In connection with the offering, a finder’s fee of 7% on up to $1,750,000 of gross proceeds under the Purchase Agreement will be paid by the Company.
Under the terms of the Purchase Agreement, Enova is obligated to enter into a Registration Rights Agreement with each of the Investors no later than the closing of the sale of the Investor Shares. The Registration Rights Agreement will require the Company to file with the SEC a registration statement to cover the resale of the Investor Shares covered by the Registration Rights Agreement no later than thirty days of the closing of the sale of the Investor Shares. If such registration statement is not filed with the SEC on a timely basis, is not declared effective within the time periods specified in the Registration Rights Agreement or, after having been declared effective, is not available for sales of the Investor Shares for any reason (with certain limited exceptions), then the Company is required to pay the Investors, as liquidated damages, monetary penalties of 1.5% of the amount invested for each 30-day period (or pro rata portion thereof) during which such failure continues. The Company will have certain customary obligations with respect to the required registration statement. The Investors will be entitled to certain inspection rights under the Registration Rights Agreement and will be required to provide the Company with certain information to assist in the registration of the Investor Shares. The Registration Rights Agreement will contain customary indemnification and contribution provisions.
Each of the Investors is an “accredited” investor (as such term is defined under Regulation D promulgated by the Securities and Exchange Commission (“SEC”)). The Investor Shares are expected to be sold in a transaction exempt from the registration requirements under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and in reliance upon Rule 506 of Regulation D promulgated by the SEC.
Placing Agreement
On October 29, 2009, the Company entered into a Placing Agreement (the “Placing Agreement”) to which Investec Bank (UK) Limited (“Investec”) will act as Enova’s agent to use its reasonable endeavors to procure subscribers for 1,323,000 shares of the Common Stock (the “Placing Shares”) at 62.5 Pence (the “Placing Price”), or approximately the equivalent of $1.00 (U.S. Dollars) per share as of such date based on the exchange rate on October 29, 2009 as reported by Fidessa. The Placing Price will remain at this fixed Pence per share price. The actual amount per share in US Dollars will be determined based upon the conversion rate in effect as of the closing. Investec, on behalf of Enova, has conditionally placed the Placing Shares with institutional and certain other investors (the “UK and Other Investors”) at the Placing Price to raise $1,323,000 (U.S. Dollars) in gross proceeds (subject to adjustment as described above based on the conversion rate as of the closing).
Investec will earn a selling commission of 7% of the proceeds from the offering under the Placing Agreement.
The placing and the subscription for the Placing Shares are conditional upon, among other things, the Company having received written confirmation from the NYSE Amex that the Placing Shares will be listed on NYSE Amex by 4:00 p.m. (London time) on December 14, 2009 (or such later date as the Company and Investec may agree, but in any event not later than 4:00 p.m. (London time) on December 30, 2009) and admission to trading of the Placing Shares on the London Stock Exchange AIM Market, by not later than 8:00 a.m. on December 15, 2009 (or such later date as the Company and Investec may agree, but in any event not later than 8:00 a.m. on December 31, 2009) and the receipt of no less than $8,424,960 (U.S. Dollars) in respect of the sale of the Investor Shares.
The Placing Agreement contains warranties given by the Company with respect to the Company, its business and certain matters connected with the placing. Investec is entitled to terminate the Placing Agreement in certain circumstances prior to admission to trading with the AIM Market, principally to the extent that any of the warranties contained in the Placing Agreement are, or become, materially untrue, inaccurate or misleading or if a force majeure type event arises. In addition, the Company has given a customary type indemnity to Investec in respect of, among other things, the performance by Investec of its services in connection with the placing of the

Placing Shares. The Placing Agreement also provides that the Company will not issue any shares of Common Stock or warrants or options to subscribe for Common Stock or convertibles that carry a right to convert into Common Stock or any other class of equity share capital or other securities pursuant to any transaction to raise additional finance for the Company during the twelve month period following the date of admission of the Placing Shares to trading on AIM becoming effective in accordance with the AIM Rules except with the prior written approval of Investec (such approval not to be unreasonably withheld or delayed), subject to limited exceptions for equity related compensation by the Company to its directors, employees or otherwise.
The Placing Shares to be sold pursuant to the Placing Agreement will not have been registered under the Securities Act of 1933, as amended, and there is no obligation on the part of the Company to so register such shares.
The offer and sale of the shares will be been made pursuant to Regulation S under the Securities Act. Among other things, each investor purchasing Placing Shares in the offering will represent that the investor is not a United States person as defined in Regulation S. In addition, neither Enova nor Investec has conducted or will conduct any selling efforts directed at the United States in connection with the offering. All Placing Shares to be issued in the offering will include a restrictive legend indicating that the shares are being issued pursuant to Regulation S under the Securities Act and are deemed to be “restricted securities.” As a result, the purchasers of such shares will not be able to resell the shares unless, in accordance with Regulation S, pursuant to a registration statement or upon reliance of an applicable exemption from registration under the Securities Act.
General Information
This Current Report on Form 8-K does not constitute an offer of any securities for sale. The securities to be sold pursuant to the Purchase Agreement and/or the Placing Agreement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Enova intends to seek approval of the issuance of the additional shares of Common Stock at the Annual Meeting of Shareholders currently scheduled for the second week of December 2009 and intends to send to shareholders a Proxy Statement relating thereto when available. Enova advises each of its shareholders to read the Proxy Statement when it becomes available because it will contain important information. Once the Proxy Statement is available, shareholders can get the Proxy Statement and any relevant documents for free at the SEC’s web site or free of charge by writing to Enova Systems, Inc., 1560 West 190th Street, Torrance, California 90501, Attention: Chief Financial Officer and requesting a copy thereof.
The Purchase Agreement, the Registration Rights Agreement and the Placing Agreement are filed with this report as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference. The foregoing summary of terms is qualified in its entirety by such agreements.
A press release issued by the Company in connection with these proposed private placements is filed with this report as Exhibit 99.4.

Item 3.02 Unregistered Sales of Equity Securities.
The information contained in Item 1.01 above is incorporated by reference in response to this Item 3.02.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Purchase Agreement

99.2	Form of Registration Rights Agreement

99.3	Placing Agreement

99.4	Press release dated October 30, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA SYSTEMS, INC.
Date: October 30, 2009	By:	/s/ Jarett Fenton
		Name:	Jarett Fenton
		Title:	Chief Financial Officer

Exhibit Index

Exhibits	Description

99.1	Purchase Agreement

99.2	Form of Registration Rights Agreement

99.3	Placing Agreement

99.4	Press release dated October 30, 2009